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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements, (Form S-3 No. 333-44621) pertaining to the Common Stock Purchase Warrants, (Form S-8 No. 333-32535) pertaining to the 1997 Stock Option and Incentive Plan and 1997 Stock Bonus Plan, (Form S-8 No. 333-08667) pertaining to the 1996 Stock Option Plan for Outside Directors, (Form S-8 No. 333-08665) pertaining to Amendment No. 2 to Key Employees Stock Option Plan, (Form S-8 No. 33-92346) pertaining to the 1995 Stock Option Plan for Outside Directors and the 1994 Stock Option Plan for Outside Directors, (Form S-8 No. 33-92340) pertaining to Amendment No. 1 to Key Employees Stock Option Plan, and (Form S-8 No. 33-58446) pertaining to Key Employees Stock Option Plan of Chart Industries, Inc., of our report dated May 28, 1998, with respect to the financial statements as of and for the year ended December 31, 1997 of the Industrial Heat Exchanger Group (A division of IMI Marston Ltd) included in this Current Report (Form 8-K).

                                                              ERNST & YOUNG LLP

Cleveland, Ohio
June 9, 1998









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